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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Joint Registration Statement of Form S-4 and the related Joint Proxy Statement/Prospectus of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company, and Wyndham Hotel Corporation of our report dated March 5, 1997 with respect to the Financial Statements of NorthCoast Hotels, L.L.C. included in Patriot American Hospitality, Inc.'s 1996 Annual Report on Form 10-K filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP

Seattle, Washington
November 6, 1997